June 29, 1998



Maplewood Investment Trust
312 Walnut Street, 21st Floor
Cincq:nati, Ohio  45202

Dunhill Investment Trust
700 Pete Rose Way, #127
Cincinnati, Ohio  45203

Ladies and Gentlemen:

     This opinion is being furnished to you in connection with the proposed conversion (the "Reorganization") of Regional Opportunity Fund: Ohio, Indiana, Kentucky Series (the "Fund"), which is a series of Maplewood Investment Trust, a Series Company, a Massachusetts business trust ("Maplewood"), into a new series (the "New Series") of Dunhill Investment Trust, an Ohio business trust (the "Dunhill Trust"), pursuant to the Agreement and Plan of Reorganization (the "Reorganization Plan") dated as of May 1, 1998, by and among Maplewood, for itself and on behalf of the Fund, the Dunhill Trust, for itself and on behalf of the New Series, and Dunhill Investment Advisors, Ltd., an Ohio limited liability company. All capitalized terms used in this opinion and not defined herein have the respective meanings assigned to them in the Proxy Statement relating to the Reorganization Plan, which was issued by Maplewood on behalf of the Fund on May 16, 1998 (the "Proxy Statement").

     The   Reorganization   Plan  and  the  Proxy  Statement  provide  that  the
Reorganization will involve the following transactions with respect to the Fund and the New Series:

          (i) at the closing of the Reorganization (the "Closing"), all of the assets of the Fund will be transferred to the New Series in exchange for shares of the New Series and the assumption by the New Series of all of the liabilities of the Fund;

          (ii) an account will be established for each shareholder in the New Series, which will be credited with full and fractional shares of the New Series equal in value to the value of the shares of the Fund held by the shareholder immediately prior to the Reorganization; and

          (iii) as soon as practicable after the Closing, Maplewood will take all necessary steps to effect a complete liquidation and dissolution of the Fund and Maplewood.

         For purposes of the opinion set forth below, we have reviewed and relied upon (i) the feorganization Plan, (ii) the Proxy Statement, and (iii) such other documents, records, and instruments as we have deemed necessary or appropriate as a

Maplewood Investment Trust
Dunhill Investment Trust
June 29, 1998
Page 2

basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements and representations, which we have neither investigated nor verified, made by Maplewood on behalf of the Fund and the Dunhill Trust on behalf of the New Series (the "Certified Representations"), including, inter alia, that (i) the obligations, covenants, terms, conditions, representations and warranties provided by or referenced in the Reorganization Plan have been performed, satirfied, and are true and correct, as the case may be, as of the date of the execution of this Representation and Warranty Certificate, except with regard to the rendering of a legal opinion specified in Section 6(i) of the Reorganization Plan, (ii) there is no plan or intention by the holders of shares of the Fund to sell, exchange, or otherwise dispose of, or reduce the risk of loss relating to, any shares of the New Series stock1 received in the Reorganization, (iii) immediately after the Reorganization, the holders of shares of the Fund will own all of the outstanding stock of the New Series, (iv) the fair market value of New Series stock received by each shareholder of the Fund will be approximately equal to the fair market value of the Fund stock surrendered in the Reorganization, (v) the Fund is, and the New Series will be, qualified as a regulated investment company as defined in section 851 of the Internal Revenue Code of 1986, as amended (the "Code"), (vi) the Fund has a segregated portfolio of assets, the beneficial interest in which is held solely by the shareholders of the Fund, and (vii) the New Series will have a segregated portfolio of assets, the beneficial interest in which is held solely by the shareholders of the New Series. We have also obtainad such additional information and representations as we have deemed relevant and necessary through consultation with the ofvicubs and directors of Maplewood, as well as with other professionals engaged by Maplewood. We have assumed, with your consent, that all documents reviewed by us are originals or photocopies that faithfully reproduce the originals thereof, that all such documents have been or will be duly executed to the extent required, that all representations and statements set forth in such documents, or otherwise made by officers and directors of Maplewood or by professionals on their behalf, are true, correct, complete and not breached, and that no actions that are inconsistent with such representations and statements will be taken, and that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms. We have further assumed that all representations made in the Certified Representations, or otherwise made by officers and directors of Maplewood, or by professionals on their behalf, "to the best knowledge of" any person will be true, correct, and complete as if made without such qualification.

     Based upon and subject to the foregoing, as well as the qualifications set forth below, it is our opinion that, with respect to the Fund, for federal income tax purposes, (i) the transfer of all of the assets of the Fund to the New Series in exchange for the assumption of all of the liabilities of the Fund by the New Series, the delivery to the Fund of shares of the New Series (the "New Series Shares"), the distribution by the Fund of such New Series Shares pro rata to its shareholders, and the termination of the Fund, pursuant to the Reorganization Plan, will constitute a reorganization within the meaning of section 368(a)(1)(F) of the Code; (ii) the Fund will not recognize any gain or loss on the receipt of the assets of the Fund in exchange for New Series Shares;
(iv) the shareholders of the Fund will not recognize any gain or loss on the exchange of their Fund Shares for New Series Shares in the Reorganization; (v) the aggregate tax basis of the new Series Shares received by a shareholder of the Fund in the Reorganization will be the same as the aggregate tax basis of the shareholder's Fund Shares exchanged therefor; (vi) the holding period of New Series Shares received in the Reorganization by a shareholder will include the holding period during which such shareholder held the Fund Shares exchanged therefor as a capital asset; and (vii) the holding periods of the New Series in the assets of the Fund received in the Reorganization will include the holding periods, respectively, of such assets in the hands of the Fund immediately prior to the Reorganization.

     Our opinion, which is not binding on the Internal Revenue Service or the courts, is based upon existing statutory, regulatory, administrative, and judicial authority, any of which may be changed at any time with retroactive effect to the detriment of the Fund, the New Series, and/or their shareholders. As noted above, our opinion is based solely on the documents that we have examined, the assumptions we have made, the additional information that we have obtained, and the representations that have been made to us. Our opinion cannot be relied upon and should be considered void if any of

--------------
1 Under Ohio law, ownership interests in the New Series constitute shares of beneficial interest. Such interests are considered stock for federal income tax purposes and are referred to as "stock" in this opinion.

Maplewood Investment Trust
Dunhill Investment Trust
June 29, 1998
Page 3

the facts contained in such documents, such additional information, or any or our assumptions or of the representations made to us is, or later becomes, inaccurate. Finally, our opinion is limited to the tax matters specifically stated above, and we have not been asked to address, nor have we addressed, any other matters relating to the Reorganization, Maplewood, the Fund, the Dunhill Trust, the New Series, or any investment in or by the Fund or the New Series.

     This opinion is intended for the exclusive use of the addressees hereof, and we have not assumed or undertaken any responsibilities or obligations to any other persons. This opinion may not be circulated or relied upon by any other person or entity or for any purpose without prior written consent.

                                        Very truly yours,

                                        LAW OFFICES OF JACK A. DONENFELD,
                                        A LEGAL PROFESSIONAL ASSOCIATION

                                        By: ____________________________
                                            Jack A. Donenfeld, President

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